As filed with the Securities and Exchange Commission on July 19, 2023

Registration Nos. 33-87178, 333-95249, 333-118177
333-158758, 333-179819, 333-214457, 333-233307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No.1 to Form S-8 Registration Statement No. 33-87178
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-95249
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-118177
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158758
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-179819
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-214457
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-233307

UNDER
THE SECURITIES ACT OF 1933

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	52-0729657
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11126 McCormick Road Hunt Valley, MD 21031
(Address of principal executive offices and zip code)

TESSCO Technologies Incorporated 1994 Stock and Incentive Plan

TESSCO Technologies Incorporated Team Member Stock Purchase Plan

TESSCO Technologies Incorporated Amended and Restated 1994 Stock and Incentive Plan

TESSCO Technologies Incorporated Second Amended and Restated 1994 Stock and Incentive Plan

TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan

TESSCO Technologies Incorporated 2019 Stock and Incentive Plan

(Full Title of the Plan)

Copy to:
Aric Spitulnik	Douglas M. Fox, Esq.
Senior Vice President and CFO	Ballard Spahr LLP
TESSCO Technologies Incorporated	111 S. Calvert Street
11126 McCormick Road	27th Floor
Hunt Valley, Maryland 21031	Baltimore, MD 21202-6174
(410) 229-1000	(410) 528-5600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by TESSCO Technologies Incorporated (the “Company”) with the Securities and Exchange Commission:

•	Registration No. 33-87178, filed on December 7, 1994, registering 333,000 shares of common stock (not split adjusted) under the Company’s 1994 Stock and Incentive Plan.
•	Registration No. 333-95249, filed on January 24, 2000, registering 200,000 shares of common stock (not split adjusted) under the Company’s Team Member Stock Purchase Plan.
•	Registration No. 333-118177, filed on August 12, 2004, registering 839,500 shares of common stock (not split adjusted) under the Company’s Amended and Restated 1994 Stock and Incentive Plan.
•	Registration No. 333-158758, filed on April 24, 2009, registering 150,000 shares of common stock (not split adjusted) under the Company’s Second Amended and Restated 1994 Stock and Incentive Plan.
•	Registration No. 333-179819, filed on February 29, 2012, registering 690,000 shares of common stock under the Company’s Second Amended and Restated 1994 Stock and Incentive Plan.
•	Registration No. 333-214457, filed on November 4, 2016, registering 650,000 shares of common stock under the Company’s Third Amended and Restated 1994 Stock and Incentive Plan.
•	Registration No. 333-233307, filed on August 15, 2019, registering 1,787,187 shares of common stock under the Company’s 2019 Stock and Incentive Plan.

Pursuant to the Agreement and Plan of Merger, dated as of April 11, 2023 (the “Merger Agreement”), by and among the Company, Alliance USAcqCo 2, Inc., a Delaware corporation (“Parent”), and Alliance USAcqCo 2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company effective as of July 17, 2023, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. Each of the Registration Statements is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on July 19, 2023.

TESSCO TECHNOLOGIES INCORPORATED

By	/s/ Aric Spitulnik
Aric Spitulnik, Senior Vice President and CFO

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to Registration Statements.